Exhibit 1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement of Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: November 24, 2008

GLOBAL STRATEGIC PARTNERS, LLC

/s/ Bruce Wendel

Bruce Wendel, Executive Vice President

ABRAXIS BIOSCIENCE, LLC.

/s/ Bruce Wendel

Bruce Wendel, Executive Vice President

ABRAXIS BIOSCIENCE, INC.

/s/ Bruce Wendel

Bruce Wendel, Executive Vice President